SESI, L.L.C.

issuer

Superior Energy Services, Inc.

parent and guarantor

and

Subsidiary Guarantors

INDENTURE

relating to

8 ⅞% Senior Notes Due May 15, 2011

Dated as of May 2, 2001

The Bank of New York

Trustee

            INDENTURE, dated as of May 2, 2001 (the "Indenture"), among SESI, L.L.C., a Delaware limited liability company (the "Company"), Superior Energy Services, Inc., a Delaware corporation (the "Parent"), the Subsidiary Guarantors identified herein and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the 8⅞% Senior Notes due May 15, 2011 (the "Initial Notes"), (ii) if and when issued pursuant to a registered exchange for Initial Notes, the Company's 8⅞% Senior Notes due May 15, 2011 (the "Exchange Notes") and (iii) if and when issued, any Additional Notes that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company, the Parent and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

            "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "Additional Assets" means any (1) property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (2) the Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent, the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) and (3) above is primarily engaged in a Related Business.

            "Additional Notes" means, subject to the Company's compliance with Section 4.07, the Company's 8⅞% Senior Notes Due May 15, 2011 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.10 or 3.06 and other than Exchange Notes issued pursuant to an Exchange Offer for other Notes outstanding under this Indenture).

            "Affiliate" of any specified person means (1) any other person, directly or indirectly, controlling or controlled by, or (2) under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.08, 4.10 and 4.11 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for any beneficial interests in any Global Note, the rules and the procedures of the Depositary that apply to such transfer or exchange.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent, the Company or any Restricted Subsidiary, including any disposition by means of a sale and leaseback or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets or rights of any division or line of business of the Parent, the Company or any Restricted Subsidiary or (3) any other assets or rights of the Parent, the Company or any Restricted Subsidiary outside of the ordinary course of business of the Parent, the Company or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Parent or the Company or by the Parent, the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of Section 4.10 only, a disposition that constitutes a Restricted Payment permitted by Section 4.08 or a Permitted Investment, (C) a disposition of assets in any single transaction or a series of related transaction that involve assets with a fair market value of less than $1,000,000 and (D) an exchange of assets by the Parent, the Company or any Restricted Subsidiaries for like or similar assets held by any person, provided (i) the assets received by the Parent, the Company or such Restricted Subsidiaries, as the case may be, in any such exchange in the good faith reasonable judgment of the Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of the Parent, the Company or such Restricted Subsidiaries, as the case may be, (ii) the Board of Directors has determined that the terms of such exchange are fair and reasonable and (iii) any such exchange shall be deemed to be an Asset Disposition to the extent of any cash or cash equivalents received by the Parent, the Company or any Restricted Subsidiaries, as the case may be, that exceed $1,000,000); provided further, however, that the sale, lease, transfer or other disposition of all or substantially all of the assets or rights of the Parent, the Company and the Restricted Subsidiaries taken as a whole will be governed by Sections 4.17 and 5.01 and not by the provisions of Section 4.10.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "Board of Directors" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means, with respect to any entity, a copy of a resolution certified by the Secretary or Assistant Secretary of that entity to have been duly adopted by the Board of Directors and to be in full force and effect on the date of certification, and delivered to the Trustee.

            "Broker Dealer" has the meaning set forth in the applicable Registration Rights Agreement.

            "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Clearstream" means Clearstream Banking, société anonyme, Luxembourg.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "common stock" means, with respect to any person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that person's equity, other than preferred stock of that person, whether now outstanding or issued after the date the Notes are issued, including without limitation, all series and classes of that equity.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Parent and its Subsidiaries, consisting of, at least, the Company and the Restricted Subsidiaries, shall be provided to the Holders pursuant to this Indenture) prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (1) if the Parent, the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

            (2) if the Parent, the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility existing under a Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of such period the Parent, the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent, the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent, the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (4) if since the beginning of such period the Parent, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

            (5) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

            (6) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date, and thereafter, as in effect from time to time.

            For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Parent and its consolidated Subsidiaries consisting of the Company and the Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and such Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent and its consolidated Subsidiaries consisting of the Company and the Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Parent, the Company or any Restricted Subsidiary, without duplication:

            (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (2) amortization of debt discount and debt issuance cost;

            (3) capitalized interest;

            (4) non-cash interest expenses;

            (5) commission, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) net payments pursuant to, and other net costs associated with, Hedging Obligations (including amortization of fees);

            (7) Preferred Stock dividends in respect of all Preferred Stock held by persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

            (8) interest incurred in connection with Investments in discontinued operations;

            (9) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Parent, the Company or any of the Restricted Subsidiaries; and

            (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Parent or the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income of the Parent and its consolidated Subsidiaries consisting of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):

            (1) any net income of any person (other than the Company) if such person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Parent, the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Parent's or the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

            (2) any net income (or loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (3) any net income of any Restricted Subsidiary to the extent that, directly or indirectly, the declaration or payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company, of that net income (or loss) is not at the date of determination permitted without prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its organizational documents and all agreements (other than those agreements permitted by Section 4.09(a)(i), (ii), (iii), (v) and (vi) except that the Parent's or the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Parent or its consolidated Subsidiaries consisting of the Company and the Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any person;

            (5) extraordinary gains or losses;

            (6) any non-cash compensation charges in connection with stock options, restricted stock grants and similar employee benefit plans; and

            (7) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.08 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Parent, the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.08(a)(iii)(D).

             "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Parent and its consolidated Subsidiaries consisting of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

            (1) minority interests in such consolidated Subsidiaries held by persons other than the Parent, the Company or a Restricted Subsidiary;

            (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith;

            (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

            (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

            (5) treasury stock;

            (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

            (7) Investments in and assets of Unrestricted Subsidiaries.

            "Corporate Trust Office of the Trustee" "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

            "Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 31, 2000, by and among, the Company, the Parent, the lenders referred to therein, Bank One, Louisiana, National Association, as Agent, Wells Fargo Bank Texas, N.A., as Syndication Agent, and Whitney National Bank, as Documentation Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities for the benefit of the Parent, the Company and the Restricted Subsidiaries, or any of them, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Currency Agreement" means in respect of a person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such person against fluctuations in currency values.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Disqualified Stock" means, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Sections 4.10 and 4.17 and (ii) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

            (1) all income tax expense of the Parent, the Company and their consolidated Restricted Subsidiaries;

            (2) Consolidated Interest Expense;

            (3) depreciation and amortization expense of the Parent, the Company and their consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

            (4) all other non-cash charges of the Parent, the Company and their consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instrument, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

             "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Exempt Foreign Subsidiary" means a Foreign Subsidiary that is classified as a "controlled foreign corporation" under the Code and, on or subsequent to the Issue Date, is not required to guarantee the Notes pursuant to the circumstances described in Sections 4.15 and 4.16.

            "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States of America or any State thereof or the District of Columbia and that conducts all of its operations outside of the United States of America.

            "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c) or 2.06(f) hereof.

            "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any person Guaranteeing any obligation.

            "Guarantor" means the Parent and each Subsidiary Guarantor.

            "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a person Guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "Indebtedness" means, with respect to any person on any date of determination (without duplication):

            (1) the principal in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (2) all Capital Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

            (3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (5) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such person or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (6) all obligations of the type referred to in clauses (1) through (5) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

            (8) any Hedging Obligations of such person;

if and to the extent any of the preceding items (other than the items described in the preceding clauses (4), (6), (7) and (8)) would appear on the liability side of a balance sheet of the specified person prepared in accordance with GAAP. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include obligations of any person resulting from its endorsement of negotiable instruments for collection in the ordinary course of business.

             "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

            "Indirect Participant" means a person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Notes" means $200.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "Initial Purchasers" means Credit Suisse First Boston Corporation, Bear, Stearns & Co., Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc.

            "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Rate Agreement" means in respect of a person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such person against fluctuations in interest rates.

            "Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.08:

            (1) "Investment" shall include the portion (proportionate to the Parent's or the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Parent or the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent or the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Parent's or the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Parent's or the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

            "Issue Date" means the date on which the Initial Notes are originally issued.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

            "MARAD Financier" means each of (1) the persons whose loans, whether evidenced by notes or bonds, to a Special Purpose Vessel Entity are guaranteed, in whole or part, by the Maritime Administration under Title XI of the Merchant Marine Act of 1936, as amended, and (2) the Maritime Administration as such guarantor of such loans.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

            (1) all legal, title and recording tax expenses, commission and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangement;

            (3) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (4) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

            (5) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Parent, the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net taxes paid or payable as a result thereof.

            "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor the Parent, nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable (as a guarantor pursuant to a Guarantee or otherwise), in each case, other than under one or more unsecured Guarantees from time to time entered into by the Parent to Guarantee the payment of outstanding borrowed money Indebtedness and related interest, fees, expenses, indemnification and other costs of a Special Purpose Vessel Entity owed to MARAD Financiers that finance such Special Purpose Vessel Entity's acquisition (whether through outright purchase or the payment of periodic contractual construction costs) of liftboats and other marine equipment owned solely by such Special Purpose Vessel Entity, provided that all such Guarantees are incurred in compliance with the provisions of Sections 4.07 and 4.08 and such Guarantees solely Guarantee such obligations owed by a Special Purpose Vessel Entity to MARAD Financiers (each such Guarantee, a "Vessel Guarantee");"

            (2) no default with respect to (other than with respect to a Vessel Guarantee, and in such regard, solely with respect to the Parent) which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Parent or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Parent (except, in the case of the Parent, pursuant to a Vessel Guarantee, provided that recourse with respect thereto shall be and remains on an unsecured basis) or any Restricted Subsidiary.

            "Notes" means the Initial Notes, the Exchange Notes and any Additional Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Offering" means the offering of the Notes by the Company pursuant to the Company's Offering Circular, dated April 27, 2001.

            "Officer" means the Chairman of the Board, the Chief or Principal Executive Officer, the President, the Chief Operating Officer, the Chief or Principal Financial Officer, the Principal Accounting Officer, the Treasurer, and Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of the Parent.

            "Officers' Certificate" means a certificate signed on behalf of the Parent, for itself or the Company, as the case may be, by at least two Officers.

            "Opinion of Counsel" means an opinion of legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof. The counsel may be an employee of or counsel to the Parent or the Trustee.

            "Parent" means Superior Energy Services, Inc., a Delaware corporation, and any successor.

            "Parent Guaranty" means the Guarantee by the Parent of the Company's obligations with respect to the Notes contained in this Indenture.

            "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

            "Permitted Investment" means an Investment by the Parent, the Company or any Restricted Subsidiary in:

            (1) the Company, a Restricted Subsidiary or a person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such person's primary business is a Related Business;

            (3) cash and Temporary Cash Investments;

            (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

            (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

            (8) any person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10; and

            (9) other Investments to the extent paid for with common stock of the Parent.

            "Permitted Liens" means, with respect to any person:

            (1) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent, the Company or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Parent, the Company or any Restricted Subsidiary to provide collateral to the depository institution;

            (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

            (4) Liens in favor of issuers of surety bonds, letters of credit and similar instruments issued pursuant to the request of and for the account of such person in the ordinary course of its business; provided, however, that such surety bonds, letters of credit and similar instruments do not constitute Indebtedness, other than Indebtedness permitted by Section 4.07(b)(viii);

            (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

            (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such person; provided, however, that the Lien may not extend to any other property owned by such person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto or the proceeds or products of such property, plant or equipment), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion or construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (7) Liens to secure Indebtedness permitted under the provisions of Section 4.07(b)(i)and 4.07(b)(ix) and Guarantees of such Indebtedness to the extent permitted by Section 4.07(b)(x);

            (8) Liens existing on the Issue Date;

            (9) Liens on property or shares of Capital Stock of another person at the time such other person becomes a Subsidiary of such person; provided, however, that the Liens may not extend to any other property owned by such person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (10) Liens on property at the time such person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or a Subsidiary of such person; provided, however, that the Liens may not extend to any other property owned by such person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (11) Liens securing Indebtedness or other obligations of a Subsidiary of such person owing to such person or a wholly owned Subsidiary of such person;

            (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

            (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) or (10); provided, however, that:

(A)             such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)             the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9) or (10) at the time the original Lien became a permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.10 and secures any portion of Indebtedness Incurred in connection with the acquisition or refinancing of such Additional Asset which exceeds the amount, and corresponding interest thereon, by which the purchase price of such asset exceeded such Net Available Cash utilized to acquire such asset. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

             "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

            "principal" of a Note means the principal of the Note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "Public Equity Offering" means an underwritten primary public offering of Capital Stock of the Parent (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act, to the extent the Net Cash Proceeds are contributed to the Company.

            "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

            "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Company's Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means the Registration Rights Agreement dated April 27, 2001, among the Company, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Banc One Capital Markets, Inc., as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

            "Related Business" means any business in which the Parent, the Company or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Parent, the Company or any Restricted Subsidiary in which any of them was engaged on the Issue Date.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Restricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing a series of Notes that bear the Private Placement Legend.

            "Restricted Payment" with respect to any person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent or the Company held by an person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Parent or the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Parent that is not Disqualified Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

            (4) the making of any Investment (other than a Permitted Investment) in any person.

            "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Restricted Subsidiary" means, without duplication, any Subsidiary of the Parent or the Company which, at the relevant time of determination, is neither an Unrestricted Subsidiary nor a co-issuer of the Notes.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated the Securities Act.

            "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Parent, the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Parent, the Company or a Restricted Subsidiary whereby the Parent, the Company or a Restricted Subsidiary transfers such property to a person and the Parent, the Company or a Restricted Subsidiary leases it from such person.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means, with respect to any person on any date of determination (1) Indebtedness of such person, whether outstanding on the Issue Date or thereafter Incurred and (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable and (C) Hedging Obligations, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any Subsidiary of such person, (ii) any liability for Federal, state, local or other taxes owed or owing by such person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instrument evidencing such liabilities), (iv) any Indebtedness of such person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such person or (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the applicable Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the date of this Indenture.

            "Special Purpose Vessel Entity" means a Wholly Owned Subsidiary (1) whose sole nature of business and purposes are (A) to purchase, construct or acquire liftboats, and related marine equipment, supplies and other provisions and to hold, charter and otherwise transfer to the Parent, the Company or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (B) to provide (or arrange for the provision of) necessary services for holding or making available for charter or other transfer to the Parent, the Company or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (C) to enter into agreements necessary to construct, acquire or finance the acquisition and maintenance of its liftboats and related marine equipment, supplies and other provisions and to hold, charter or otherwise transfer such liftboats, equipment, supplies and other provisions to the Parent, the Company or any Restricted Subsidiary, (D) to dividend, loan or otherwise divest proceeds from its ownership of liftboats and related marine equipment, supplies and other provisions and any other income as determined by its governing body, and in each case in compliance with the terms and agreements of its financing agreements entered into in the ordinary course of financing such liftboats, equipment, supplies and other provisions, including those required by any of its MARAD Financiers and (E) to engage in any lawful act or activity and to exercise any power under the statutory basis of its formation which are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in the preceding clauses (A) through (D), and (2) that in fact, and during the time that it does in fact, charter its liftboats solely to the Parent, the Company or any Restricted Subsidiary, in each case as soon as reasonably and commercially possible following the time that such liftboats are, mechanically ready and available for charter and on terms and provisions acceptable to such hirers based on a "bareboat" charter, which terms shall include charter payment terms that are fundamentally based on costs and expenses incurred by such Wholly Owned Subsidiary in connection with the performance of its business and purposes described in the preceding clause (1) and a base charter term period that ends no earlier than one year following the stated maturity date of the Notes.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means with respect to a person, any Indebtedness of such person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

            "Subsidiary" means, with respect to any person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such person, (B) such person and one or more Subsidiaries of such person or (C) one or more Subsidiaries of such person, and (2) any partnership (A) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (B) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

            "Subsidiary Guarantor" means 1105 Peters Road, L.L.C., Ace Rental Tools, L.L.C., Nautilus Pipe & Tool Rental, L.L.C., Connection Technology, L.L.C., Drilling Logistics, L.L.C., Environmental Treatment Investments, L.L.C., F&F Wireline Service, L.L.C., Fastorq, L.L.C., H.B. Rentals, L.C., Hydro-Dynamics Oilfield Contractors, Inc., International Snubbing Services, L.L.C., Non-Magnetic Rental Tools, L.L.C., Oil Stop, L.L.C., Production Management Industries, L.L.C., Stabil Drill Specialties, L.L.C., Sub-Surface Tools, L.L.C., Superior Energy Services, L.L.C., SELIM, LLC, SEGEN LLC, SE Finance LP and Tong Rentals and Supply Co., LLC, and any other Subsidiary of the Parent or the Company that Guarantees the Company's obligations with respect to the Notes, and in each case, any successor Person; provided that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guaranty is released in accordance with the terms of this Indenture.

            "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

            "Temporary Cash Investments" means any of the following:

            (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

            (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at lease on nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

            (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of American with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

            (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Subsidiary" means (i) at any time that it is a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C., and (ii) any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that each such Subsidiary described in the preceding clauses (i) and (ii):

            (1) has no Indebtedness to any Person other than (A) Non-Recourse Debt or (B) Indebtedness owed to the Company, the Parent or any Restricted Subsidiary;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company, the Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor the Parent, nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, the Parent or any Restricted Subsidiary, except to the extent the assets of any Special Purpose Vessel Entity secure the Indebtedness Guaranteed by a Vessel Guarantee.

                Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate of the Parent certifying that such designation complied with the foregoing conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary or, in addition to such referenced requirements, with respect to Superior Energy Liftboats, L.L.C. or any other person that constitutes a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C. or such other person would at any time fail to constitute a Special Purpose Vessel Entity, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.07(a), the Company shall be in default of such covenant).

                 The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

             (1) such Indebtedness is permitted under Section 4.07(a), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

            (2) no Default would occur or be in existence following such designation.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Vessel Guarantee" has the meaning set forth in clause (1) of the defined term "Non-Recourse Debt."

            "Voting Stock" of a Person means all classes of Capital Stock or other interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly Owned Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	Section 4.11
"Authentication Order	Section 2.02
"Bankruptcy Custodian"	Section 6.01
"Change of Control"	Section 4.17
"Change of Control Offer"	Section 4.17
"covenant defeasance option"	Section 8.01
"DTC"	Section 2.03
"Event of Default"	Section 6.01
"Indenture Obligations"	Section 10.01
"Initial Lien"	Section 4.13
"legal defeasance option"	Section 8.01
"Offer"	Section 4.10
"Offer Amount"	Section 4.10
"Offer Period"	Section 4.10
"Paying Agent"	Section 2.03
"Purchase Date"	Section 4.10
"Registrar"	Section 2.03
"Reinstatement Date"	Section 4.18
"Successor Company"	Section 5.01
"Suspended Covenants"	Section 4.18

Section 1.03    Incorporation by Reference of Trust Indenture Act.

             (a)    This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.

            (b)    The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC;

"indenture securities" means the Notes and each Guaranty;

"indenture security holder" means a holder of a Note;

"indenture to be qualified" means this Indenture;

"indenture trustee" or "institutional trustee" means the Trustee; and

"obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

            (c)    All other TIA terms used in this Indenture which are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04    Rules of Construction.

            Unless the context otherwise requires:

            (a)    a term has the meaning assigned to it;

            (b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c)    "or" is not exclusive;

            (d)    words in the singular include the plural, and words in the plural include the singular;

            (e)    "including" means "including without limitation";

            (f)    provisions apply to successive events and transactions;

            (g)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

            (i)    all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued;

            (j)    all references to any amount of interest or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any additional interest pursuant to the Registration Rights Agreement;

            (k)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

            (l)    references in this Indenture to "Article" and "Section" shall be to the Articles and Sections of this Indenture unless expressly indicated otherwise.

ARTICLE 2

THE NOTES

Section 2.01    FORM AND DATING.

            (a)    General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is a party, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b)    Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c)    Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02    EXECUTION AND AUTHENTICATION.

            (a)    Two Officers shall sign the Notes for the Company by manual or facsimile signature.

            (b)    If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            (c)    A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d)    On the Issue Date, the Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate and deliver $200.0 million of 8⅞% Senior Notes due May 15, 2011, and, at any time and from time to time thereafter, the Trustee shall, upon further Authentication Orders, authenticate and deliver Notes for original issue. Each Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.07.

            (e)    The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Registrar, Paying Agent or agent for service of notice or demands.

Section 2.03    Registrar and Paying Agent.

            (a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            (b)    The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            (c)    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            (d)    The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

Section 2.04    Paying Agent to Hold Money in Trust.

            Prior to 10:00 a.m. (New York City time) on each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment, and while any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05    Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days, or such shorter time as the Trustee may allow, before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder.

Section 2.06    Transfer and Exchange.

            (a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a qualified successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines not to have all the Notes represented by the Global Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in Sections 2.06(a), 2.07, 2.10 and 9.05, although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f).

            (b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.06(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                    (A)    if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

                    (B)    if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                    (B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C)    such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)    the Registrar receives the following:

                        (1)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when a Restricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

                (i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Restricted Global Notes or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a qualified successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, in its sole discretion, determines not to have all the Notes represented by Global Notes and delivers a written notice to that effect to the Trustee or (iii) there has occurred and is continuing a Default or Event of Default. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

            In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.11, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06 shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                    (B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)    the Registrar receives the following:

                        (1)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a qualified successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, in its sole discretion, determines not to have all the Notes represented by the Global Notes and delivers a written notice to that effect to the Trustee or (iii) there has occurred and is continuing a Default or Event of Default. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, the Trustee shall authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(iii) shall not bear the Private Placement Legend.

            (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

                (i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C)    if such Restricted Definitive Note is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act to a person who is an affiliate (as defined in Rule 144) of the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                    (F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, in the case of clauses (D) through (F) above, the appropriate Restricted Global Note in accordance with Section 2.11 hereof.

                (ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                    (B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)    the Registrar receives the following:

                        (1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1) thereof; or

                        (2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A)    if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                    (B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C)    any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)    the Registrar receives the following:

                        (1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the transfer of the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver to the persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

            (g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)    Private Placement Legend.

                    (A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO CERTAIN INSTITUTIONAL ACCREDITED INVESTORS WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2) OR (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT."

                    (B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (h)    Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

             (i)    General Provisions Relating to Transfers and Exchanges.

                 (i)    To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii)    No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.17 and 9.05 hereof).

                (iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v)    The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agent, the Registrar, any co-registrar and the Company may deem and treat the person in whose name any Note is registered on the registry relating to the Notes as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Note with respect to record dates) interest on such Notes and for all other purposes, and none of the Trustee, the Paying Agent, the Registrar, any co-registrar or the Company shall be affected by notice to the contrary.

                (vii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar, the Company and the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Trustee or the Registrar pursuant to this Section 2.06, the Trustee's and the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B or C hereto. Neither the Trustee nor the Registrar shall be responsible for confirming the truth or accuracy of any representations or warranties made in any such certifications or certificates.

Section 2.01    Replacement Notes.

             (a)    If a mutilated Note is surrendered to the Registrar or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies all other reasonable requirements of the Trustee. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

            (b)    Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

             (a)    The Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            (b)    If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding and interest on that Note ceases to accrue unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser, in which case the replacement Note shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

            (c)    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            (d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds in trust, in accordance with the Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof), to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of the Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and accrue interest.

Section 2.09    Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10    Temporary Notes.

            Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary practices unless, prior to any such event, the Company notifies and directs the Trustee to deliver, at the Company's expense, cancelled Notes to the Company. At the Company's expense and upon its notice to the Trustee, the Trustee shall deliver a certificate of each such disposal of Notes to the Company. The Company may not issue new Notes to replace Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP Numbers.

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

Section 2.14    Issuance of Additional Securities.

            The Company shall be entitled, subject to its compliance with Section 4.07, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

            With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

             (a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (b)    the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

            (c)    whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Securities as set forth in this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

            If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of (i) the paragraph of the Notes pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Each such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02    Selection of Notes to Be Redeemed.

            If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with the applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from the outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes which have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03    Notice of Redemption.

            At least 30 days but not more than 60 days before a date for an optional redemption of Notes, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers) and shall state:

             (a)    the redemption date;

            (b)    the redemption price;

            (c)    if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed, and that, after the redemption date upon surrender of such Notes, new Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of such original Notes;

            (d)    the name and address of the Paying Agent;

            (e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

            (g)    the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least 30 days (unless the Trustee consents to a shorter period) but not more than 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information required by this Section.

Section 3.04    Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Failure to give such notice, or any defect in such notice, shall not affect the validity of the notice to any other Holder.

Section 3.05    Deposit of Redemption Price.

            Prior to 10:00 a.m. (New York City time) the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06    Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

             (a)    The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such due date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on the date pursuant to the terms of this Indenture.

            (b)    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

             (a)    The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c)    The Company hereby designates the Trustee's office at 101 Barclay Street, Floor 21West, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03    SEC Reports.

            Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, this obligation can be satisfied by the Parent's filing and providing such information, documents and reports so long as the Parent owns all the Capital Stock of the Company. However, the Company shall not be required to file any reports, documents or other information if the SEC will not accept such filing. The Company also shall comply with the other provisions of TIA §314(a).

            In addition, the Company shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

            The Trustee's receipt of the reports, information and documents provided for in this Section 4.03 shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

Section 4.04    Compliance Certificate.

             (a)    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate, one of the signers of which shall be the Principal Financial Officer, the Principal Accounting Officer or the Principal Executive Officer, stating that a review of the activities of the Parent, the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Parent, the Company and the Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each of the Parent and the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

            (b)    So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Parent's and the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Parent or the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

            (c)    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, but in any event within 30 days after the occurrence of such Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, their status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

            Each of the Parent and the Company shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

            Each of the Parent and the Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Parent and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Limitation on Indebtedness.

             (a)    Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Parent and the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto no Default has occurred and is continuing, and the Consolidated Coverage Ratio exceeds 2.25 to 1.

            (b)    Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, the Parent, the Company and the Restricted Subsidiaries may Incur, to the extent provided below, the following Indebtedness:

                 (i)    Indebtedness Incurred by the Parent, the Company and any Restricted Subsidiary under Credit Facilities; provided, however, that after giving effect to such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) (with letters of credit and bankers' acceptances, if any, being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) and then outstanding does not exceed the greater of (A) $120.0 million and (B) the amount equal to 30% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Holders pursuant to this Indenture) prior to the date of the Incurrence of such Indebtedness;

                (ii)    Indebtedness owed to and held by the Parent, the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, pursuant to a written agreement to that effect;

                (iii)    Indebtedness consisting of the Notes (other than any Additional Notes);

                (iv)    Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 4.07(b));

                (v)    Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Parent or the Company, as the case may be (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Parent or the Company, as the case may be); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a);

                (vi)    Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.07(a) or pursuant to clause (iii) or (iv) of this Section 4.07(b) or this clause (vi); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (v) of this Section 4.07(b), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                (vii)    Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

                (viii)    Indebtedness incurred solely in respect of banker's acceptances, letters of credit, performance and surety bonds and completion guarantees (to the extent that such incurrence does not result in the Incurrence of any obligation for the payment of borrowed money of others), in each case Incurred in the ordinary course of business;

                (ix)    Indebtedness (including Capitalized Lease Obligations) Incurred by the Parent, the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property, plant or equipment (as such terms are defined by GAAP) (whether through the direct purchase of assets or all of the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding after giving effect to that Incurrence not to exceed $10.0 million; provided, however, that the assets subject to any related capital lease are not owned or used by the Parent, the Company or any Restricted Subsidiary on the Issue Date;

                (x)    Indebtedness consisting of the Subsidiary Guaranties and the Parent Guaranty and any Guarantee by the Parent or a Subsidiary Guarantor of Indebtedness Incurred pursuant to Section 4.07(a), pursuant to clause (i), (ii), (iii), (iv), (v), (viii), (ix) or (xi) of this Section 4.07(b), or pursuant to clause (vi) of this Section 4.07(b) to the extent the Refinancing Indebtedness Incurred thereby directly or indirectly refinances Indebtedness Incurred pursuant to Section 4.07(a) or pursuant to clauses (iii) or (iv) of this Section 4.07(b); and

                (xi)    Indebtedness of the Parent, the Company and any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of such persons outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (x) of this Section 4.07(b) or Section 4.07(a)) does not exceed $20.0 million.

            (c)    Notwithstanding the foregoing, each of the Parent and the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to Section 4.07(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Parent, the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

            (d)    For purposes of determining compliance with this Section 4.07, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above or is permitted to be incurred pursuant to Section 4.07(a), the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares in the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the limitation on incurrence in this covenant.

Section 4.08    Limitation on Restricted Payments

             (a)    Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Parent, the Company or such Restricted Subsidiary makes such Restricted Payment:

                 (i)    a Default shall have occurred and be continuing (or would result therefrom);

                (ii)    the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); or

                (iii)    the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                     (A)    50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Parent and its Subsidiaries, consisting of, at least, the Company and the Restricted Subsidiaries, shall be provided to the Holders pursuant to this Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                    (B)    100% of the aggregate Net Cash Proceeds received by the Parent from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to any of its Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) and 100% of any capital cash contribution received by the Parent from its stockholders subsequent to the Issue Date; plus

                    (C)    the amount by which Indebtedness of the Parent, the Company or any Restricted Subsidiary is reduced on the Parent's consolidated balance sheet, consisting of, at least, the Company and the Restricted Subsidiaries, upon the conversion or exchange (other than by any Subsidiary of the Parent) subsequent to the Issue Date of any Indebtedness of the Parent, the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash, or the fair value of any other property, distributed by the Parent upon such conversion or exchange); plus

                    (D)    an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Parent, the Company or any Restricted Subsidiary in any person resulting from repurchases, repayments or redemptions of such Investments by such person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Parent, the Company or any Restricted Subsidiary, and (ii) to the extent such person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such person or Unrestricted Subsidiary.

            (b)    The provisions of Section 4.08(a) will not prohibit:

                 (i)    any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of "Restricted Payment") made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent, the Company or any Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent capital cash contribution received by the Parent from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital cash contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.08(a)(iii)(B);

                (ii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.07; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                (iii)    dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                (iv)    so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Parent or any of its Subsidiaries, other than an Unrestricted Subsidiary, from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries, other than an Unrestricted Subsidiary, (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.5 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                (v)    repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

                (vi)    Investments in the Special Purpose Vessel Entity in the form of one or more Vessel Guarantees in an aggregate amount not to exceed $45 million; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

                (vii)    other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments, when made and in the amount so made, shall thereafter be included in the calculation of the amount of Restricted Payments.

Section 4.09     Limitation on Restrictions on Distributions from Restricted Subsidiaries

             (a)    Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Parent, the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                (i)    any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including any such Credit Facility and the Notes and this Indenture;

                (ii)    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Parent or the Company, as the case may be (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company), and outstanding on such date;

                (iii)    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.09(a) or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.09(a) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                (iv)    any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                (v)    in the case of clause (c) of the initial sentence of this Section 4.09(a), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                (vi)    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                (vii)    restrictions imposed by customers on cash or other amounts deposited by them pursuant to contracts entered into in the ordinary course of business.

            (b)    The Parent shall not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on its ability to (a) make capital contributions or other Investments in the Company or any Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

                (i)    any encumbrance or restriction pursuant to any Credit Facilities and any agreement in effect at or entered into on the Issue Date; and

                (ii)    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in the immediately preceding clause (i) of this Section 4.09(b) or this clause (ii) or contained in any amendment to an agreement referred to in the immediately preceding clause (i) of this Section 4.09(b) or this clause (ii); provided, however, that the encumbrances and restrictions with respect to the Parent contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to the Parent contained in such predecessor agreements.

Section 4.10    Limitation on Sales of Assets and Subsidiary Stock

            (a)    Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                (i)    the Parent, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                (ii)    in the case of an Asset Disposition for consideration exceeding $5.0 million, the fair market value is determined, in good faith, by the Board of Directors, and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee;

                (iii)    at least 75% of the consideration thereof received by the Parent, the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents; and

                (iv)    an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent, the Company or such Restricted Subsidiary, as the case may be, within 365 days after its receipt, at its option:

                    (A)    to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Senior Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company or the Parent);

                    (B)    to acquire Additional Assets; and

                    (C)    to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) of this Section 4.10(a)(iv), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by it) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of Section 4.10(a)(iv), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.10, the Parent, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.10(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.10(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.10(a), such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce loans outstanding under any revolving credit facility existing under a Credit Facility.

            For the purposes of this Section 4.10, the following are deemed to be cash or cash equivalents: (i) the assumption of Indebtedness of the Parent, the Company or any Restricted Subsidiary (other than any of their Subordinated Obligations) and the release of the Parent, the Company or such Restricted Subsidiary, as the case may be, from all liability on such Indebtedness in connection with such Asset Disposition and (ii) any securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash on the maturity date thereof but in no event later than 180 days after the receipt thereof (to the extent of cash received).

            (b)    In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Indebtedness of the Company) pursuant to Section 4.10(a)(iv)(C), the Company shall purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) (the "Offer"), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.10(c). If the aggregate purchase price of the securities tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof.

            (c)(1)    Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), provided, however, this obligation can be satisfied by the Parent's filing and providing such information, documents and reports so long as the Parent owns all the Capital Stock of the Company, (ii) a description of material developments in the Company's (or the Parent's, if applicable) business subsequent to the date of the latest of such Reports and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3) of this Section 4.10(c).

                (2)     Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.10(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent other than the Company in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                (3)     Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes (and any other Senior Indebtedness included in the Offer) surrendered pursuant to the Offer exceeds the Offer Amount, the Company shall select the Notes and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Indebtedness in denomination of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                (4)     At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.10. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d)    Each of the Parent and the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, each of the Parent and the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

Section 4.11    Limitation on Affiliate Transactions

            (a)    Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or the Parent (an "Affiliate Transaction") unless:

                (i)    the terms of the Affiliate Transaction are no less favorable to the Parent, the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a person who is not an Affiliate;

                (ii)    if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors having no personal stake in such Affiliate Transaction have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                (iii)    if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from a nationally recognized investment banking, appraisal or accounting firm that is not an Affiliate of the Company or the Parent to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Parent, the Company and the Restricted Subsidiaries, as the case may be.

            (b)    The provisions of Section 4.11(a) shall not prohibit:

                (i)    any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.08;

                (ii)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

                (iii)    loans or advances to employees in the ordinary course of business in accordance with the past practices of the Parent, the Company or any of the Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

                (iv)    the payment of reasonable fees to directors, if any, of the Parent, the Company and any of the Restricted Subsidiaries, in each case who are not employees of the Parent, the Company or such Restricted Subsidiaries;

                (v)    any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

                (vi)    the Registration Rights Agreement dated as of July 15, 1999, by and among the Parent, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, Limited Partnership, and any amendment thereto or any transaction contemplated thereby in any replacement agreement thereto as long as any such amendment or replacement agreement is not more disadvantageous to the Holders than such Registration Rights Agreement as in effect on the Issue Date;

                (vii)    the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Parent; and

                (viii)    transactions where the rates or charges involved, and related terms of payment, are determined by competitive bids and the interest of the Affiliate arises solely from such person's status as a non-employee member of the Board of Directors, and which otherwise comply with clauses (i) and (ii), as applicable, of Section 4.11(a).

Section 4.12    Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Company

            (a)    Each of the Parent and the Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock, except:

                (i)    to the Parent, the Company or a Wholly Owned Subsidiary;

                (ii)    if, immediately after giving effect to such issuance, sale or other disposition, neither the Parent nor any of its Subsidiaries, including the Company, own any Capital Stock of such Restricted Subsidiary;

                (iii)    if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect thereto would have been permitted to be made under Section 4.08 if made on the date of such issuance, sale or other disposition; or

                (iv)    directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Wholly Owned Subsidiary.

                The Parent shall not sell or otherwise dispose of any Capital Stock of the Company, and shall not permit the Company, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock.

Section 4.13    Limitation on Liens

                Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom, or assign or convey as security any right to receive income therefrom, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or if such obligations are subordinate to the Notes, prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.14    Limitation on Sale/Leaseback Transactions

                Each of the Parent and the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

                (i)    the Parent, the Company or such Restricted Subsidiary, as the case may be, would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.07(a) and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.13; provided, however, that clause (A) of this clause (i) shall be suspended during any period in which the Company, the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants;

                (ii)    the gross proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

                (iii)    the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10.

Section 4.15    Future Guarantors

                In the event that, after the Issue Date, (1) any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary except under the circumstances described in Section 4.16) (A) Incurs, directly or indirectly, any Indebtedness pursuant to Section 4.07(b)(i) and (B) until the termination of all Credit Facilities, either, directly or indirectly, has Guaranteed or encumbered any of its property to secure the payment or performance of, or will as a result of such Incurrence be required to Guarantee or encumber any of its property to secure the payment or performance of, any Obligations under the Credit Facilities, or (2) as of the end of any fiscal quarter, any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary) has total assets or total revenues that are at least equal to 5% of the total assets or total revenues, as applicable, of the Company and its Restricted Subsidiaries, then each of the Parent and the Company shall cause such Restricted Subsidiary, contemporaneously with the first to occur of such events described in the preceding clauses (1) and (2) (as applicable), to Guarantee the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in this Indenture and shall cause all Indebtedness of such Restricted Subsidiary owing to the Parent, the Company or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).

Section 4.16    Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries

                Neither the Parent nor the Company shall permit any Exempt Foreign Subsidiary to Guarantee any Indebtedness of the Parent, the Company or any Restricted Subsidiary unless such Exempt Foreign Subsidiary simultaneously Guarantees the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in this Indenture on a basis pari passu with (or if that Indebtedness is a Subordinated Obligation, prior to) that Indebtedness. Notwithstanding the preceding sentence, any such Guaranty Agreement of an Exempt Foreign Subsidiary shall provide that by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in Section 10.06.

Section 4.17    Change of Control

            (a)    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                (i)    any "person" (as such term is used in Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent or the Company;

                (ii)    individuals who on the Issue Date constituted the Board of Directors together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent, as the case may be, was approved by a vote of majority of the directors of the Parent then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                (iii)    the adoption of a plan relating to the liquidation or dissolution of either the Company or the Parent; or

                (iv)    the merger or consolidation of the Company or the Parent, as the case may be, with or into another person or the merger of another person with or into the Company or the Parent, as the case may be, or the sale of all or substantially all the assets of the Company or the Parent, as the case may be (in each case, determined on a consolidated basis) to another person (other than a Wholly Owned Subsidiary in the case of a merger or consolidation involving the Company), other than a transaction following which, in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company or the Parent, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction.

            (b)    Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                (i)    that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                (ii)    the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                (iii)    the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                (iv)    the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

            (c)    Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

            (d)    On the purchase date, all Notes purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

            (f)    The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. The provisions under this Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

Section 4.18    Suspension of Covenants.

            During any period of time that the Notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing, the Company, the Parent and the Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.14(i)(A), 5.01(a)(3) and 5.01(c)(iii) (collectively, the "Suspended Covenants"); provided, however, such Sections shall not be suspended if the Investment Grade Rating was obtained directly or indirectly by the Company's merger, consolidation or otherwise with a person that had an Investment Grade Rating from either or both Rating Agencies and the Notes at such time did not have an Investment Grade Rating from both Rating Agencies; and provided further, that if the Company, the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of this Section 4.18 and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company, the Parent and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with Section 4.08 as though Section 4.08 had been in effect during the entire period of time from the Issue Date.

Section 4.19    Further Instruments and Acts.

            Upon request of the Trustee, each of the Company and the Parent shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.20    Corporate Existence.

            Subject to Article 5 hereof, each of the Company and the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company or corporate existence, as the case may be, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Parent or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Parent and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Parent and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

ARTICLE 5

SUCCESSORS

Section 5.01    Merger and Consolidation.

            (a)    Neither the Company shall, nor shall the Parent permit the Company to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any person, unless:

                (i)    the Company shall be the surviving person, or the resulting, surviving or transferee person (the "Successor Company") shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

                (ii)    immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                (iii)    immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); provided, however, that this clause (iii) shall be suspended during any period in which the Company, the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants; and

                (iv)    the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (iii) of this Section 5.01(a) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) if determined in good faith by the Board of Directors (as evidenced by a resolution of such board), the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reorganizing the Company in another jurisdiction, provided the surviving entity will assume all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement.

                The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

            (b)    Each of the Parent and the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person unless:

                (i)    the resulting, surviving or transferee person (if not such Subsidiary) shall be a person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such person shall expressly assume, by executing a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

                (ii)    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such person at the time of such transaction), no Default shall have occurred and be continuing; and

                (iii)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

The provisions of clauses (i) and (ii) of this Section 5.01(b) shall not apply to any one or more transactions that constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.10.

                The person who shall be the successor to a Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Subsidiary Guarantor under this Indenture, but the predecessor Subsidiary Guarantor in the case of a conveyance, transfer or lease shall not be released from its obligations under its Subsidiary Guaranty.

            (c)    The Parent shall not merge with or into, or convey, transfer or lease, in one or a series of transactions, all or substantially all of its assets to any person unless:

                (i)    the resulting, surviving or transferee person, (if not the Parent) shall be a person organized and existing under the laws of the jurisdiction under which the Parent was organized or under the laws of the United States of America or any State thereof or the District of Columbia, and such person shall expressly assume, by executing a Guaranty Agreement in form satisfactory to the Trustee, all the obligations of the Parent, if any, under the Parent Guaranty;

                (ii)    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such person at the time of such transaction), no Default shall have occurred and be continuing;

                (iii)    immediately after giving pro forma effect to such transaction, the Surviving Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); provided, however, that this clause (iii) shall be suspended during any period in which the Company, the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants; and

                (iv)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                The person who shall be the successor to the Parent shall succeed to, and be substituted for, any may exercise every right and power of, the Parent under this Indenture, but the Parent in the case of a conveyance, transfer or lease shall not be released from its obligations under the Parent Guaranty.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

                An "Event of Default" occurs if:

            (a)    the Company (i) defaults in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

            (b)    the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (c)    the Company or the Parent fails to comply with Section 5.01 hereof;

            (d)    the Company or the Parent fails to comply with Section 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or 4.17 (other than a failure to purchase Notes under Section 4.10 or 4.17), and such failure continues for a period of 30 days after the notice specified below;

            (e)    the Company, the Parent or any of the Restricted Subsidiaries fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (a), (b), (c) and (d) above) and such failure continues for 60 days after the notice specified below;

            (f)    Indebtedness of the Company, the Parent or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time;

            (g)    the Company, the Parent or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (i)    commences a voluntary case;

                (ii)    consents to the entry of an order for relief against it in an involuntary case;

                (iii)    consents to the appointment of a Bankruptcy Custodian of it or for any substantial part of its property; or

                (iv)    makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

            (h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i)    is for relief against the Company, the Parent or any Significant Subsidiary in an involuntary case;

                (ii)    appoints a Bankruptcy Custodian of the Company, the Parent or any Significant Subsidiary or for any substantial part of its property; or

                (iii)    orders the winding up or liquidation of the Company, the Parent or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (i)    any judgment or decree for the payment of money in excess of $5.0 million, or its foreign currency equivalent at the time, is entered against the Company, the Parent or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

            (j)    the Parent Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or any Subsidiary Guaranty, as applicable.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (d), (e) or (i) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default, and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (f) or (j) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d), (e) or (f), its status and what action the Company, the Parent or the Restricted Subsidiaries, as the case may be, is taking or proposes to take with respect thereto.

Section 6.02    Acceleration.

            (a)    If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Company), occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued but unpaid interest on the Notes to be due and payable immediately. Upon such declaration of acceleration, such principal of and interest shall be due and payable immediately.

            (b)    If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of and accrued and unpaid interest on all the Notes then outstanding shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the outstanding Notes, by notice to the Trustee, may rescind and annul an acceleration with respect to the Notes and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03    Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding to enforce its rights and to pursue its remedies under the Notes and this Indenture even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy, and all available remedies are cumulative

Section 6.04    Waiver of Past Defaults.

            The Holders of a majority in principal amount of the outstanding Notes by notice to the Company and to the Trustee may waive any existing Default and its consequences, except (1) a Default in the payment of principal of or interest on any Note or (2) a Default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05    Control by Majority.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines would involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes; provided, however, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received for Holders of Notes. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against losses and expenses caused by taking or not taking such action.

Section 6.06    Limitation on Suits.

            Except to enforce the right to receive payment of principal or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

            (a)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b)    the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c)    such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

            (d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such security or indemnity; and

            (e)    during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note held by such Holder, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with and interest on overdue principal and, to the extent lawful, interest) and such further amount provided for in Section 7.07.

Section 6.09    Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10    Priorities.

            If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                First: to the Trustee for amounts due under Section 7.07;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice stating the record date, the payment date and the amount to be paid.

Section 6.11    Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12    Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted, except that the rights of the Trustee to receive compensation, reimbursement of any of its expenses or indemnification from the Holders in connection with such proceeding in accordance with the terms of the Indenture or any separate agreement or understanding between the Trustees and the Holders shall not be affected by this Section 6.12.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.

            (a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b)    Except during the continuance of an Event of Default:

                (i)    the Trustee undertakes to perform such duties and solely such duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)    this paragraph does not limit the effect of paragraph (b) of this Section;

                (ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it.

            (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g)    Every provision of this Indenture relating to or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02    Rights of Trustee.

            (a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

            (b)    Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel.

            (c)    The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d)    Subject to Section 7.01, the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

            (e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

Section 7.03    Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04    Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes and shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

Section 7.05    Notice of Defaults.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Notes notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

            By May 15 of each year, beginning with May 15, 2002, and for so long as Notes remain outstanding, the Trustee shall mail to each Holder of the Notes a brief report dated as May 15 of each year that complies with TIA § 313(a.). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07    Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation for its and services hereunder as shall be agreed upon in writing by the Company and the Trustee.  The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee and any predecessor Trustee and their agents against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based upon, or measured or determined by, the income or capital of the Trustee) and reasonable fees and disbursements of counsel) incurred by it in connection with the administration of the Trustee's duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof is attributable to the Trustee's negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

            The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien and is hereby granted a security interest prior in right of payment prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (a)    the Trustee fails to comply with Section 7.10 hereof;

            (b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c)    a receiver or other public officer takes charge of the Trustee or its property; or

            (d)    the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, or is removed by the Company or by the Holders of Notes of a majority in principal amount of then outstanding Notes, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder shall have been paid and subject to the Lien provided for in Section 7.07.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such successor shall be eligible and qualified under Section 7.10.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10    Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is an Affiliate has) a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            The Trustee shall at all times satisfy the requirements of TIA §  310(a). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met.

Section 7.11    Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE, DEFEASANCE

Section 8.01    Discharge of Liability on Notes; Defeasance.

            (a)     When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b)     Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Notes and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.03 (subject to any requirements of the TIA), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and the operation of Sections 6.01(f), 6.01(g), 6.01(h) and 6.01(i) (but, in the case of Sections 6.01(g) and (h), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and 5.01(c)(iii) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(f), 6.01(g), 6.01(h) and 6.01(i) (but, in the case of Sections 6.01(g) and (h), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Sections 5.01(a)(iii) and 5.01(c)(iii) or because of the failure of Parent to comply with Section 5.01. If the Company exercises its legal defeasance option or its covenant defeasance option, Parent shall be released from all its obligations with respect to the Parent Guaranty and each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c)     Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02    Conditions to Defeasance.

            The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (a)    the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

            (b)    the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

            (c)    123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

            (d)    the deposit does not constitute a default under any other agreement binding on the Company;

            (e)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (f)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (g)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (h)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03    Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

Section 8.04    Repayment to Company.

            The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.05    Indemnity for Government Obligations.

            The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06    Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

            The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder of a Note:

            (a)    to cure any ambiguity, omission, defect or inconsistency;

            (b)    to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5;

            (c)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

            (d)    to add guarantees with respect to the Notes, including any Subsidiary Guaranties, and to release the Parent or a Subsidiary Guarantor when permitted by this Indenture;

            (e)    to secure the Notes;

            (f)    to add to the covenants of the Company, the Parent or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon the Company, the Parent or any Restricted Subsidiary;

            (g)    to make any change that does not adversely affect the rights of any Holder of the Notes; or

            (h)    to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02    With Consent of Holders of Notes.

            (a)    Except as provided below in this Section 9.02, this Indenture and the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest on the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (i)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (ii)    reduce the principal of or extend the Stated Maturity of any Note;

                (iii)    reduce the rate of or extend the time for payment of interest on any Note;

                (iv)    reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                (v)    make any Note payable in money other than that stated in the Notes;

                (vi)    impair the right of any Holder of the Notes to receive payment of principal of or interest on such Holders' Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                (vii)    to make any change in the ranking or priority of any Note that would adversely affect the Holders;

                (viii)    make any change in the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the Holders; or

                (ix)    make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, including any change in Section 6.04 or 6.07 or the second sentence of this Section.

            (b)    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            (c)    After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of an amendment under this Section.

Section 9.03    Compliance with Trust Indenture Act.

            Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

            A consent to an amendment or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to its Note or portion thereof if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05    Notation on or Exchange of Notes.

            If an amendment changes the terms of a Note, the Trustee may require the Holder of that Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, in accordance with Section 2.02 with respect to those Notes, authenticate new Notes that reflect the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

            The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In executing any amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07    Payment for Consent.

            Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

GUARANTIES

Section 10.01    Guaranties.

            Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Indenture Obligations"). Each Guarantor further agrees that the Indenture Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Indenture Obligation.

            Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Indenture Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Indenture Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Indenture Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Indenture Obligations; or (f) any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Indenture Obligations.

            Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Indenture Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, or principal of or interest on any Indenture Obligation is rescinded or must be otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Indenture Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Indenture Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Indenture Obligations, (2) accrued and unpaid interest on such Indenture Obligations (but only to the extent not prohibited by law) and (3) all other monetary Indenture Obligations of the Company to the Holders and the Trustee.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Indenture Obligations guaranteed hereby until payment in full of all Indenture Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Indenture Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Indenture Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Indenture Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.02    Limitation on Liability; Contribution.

            Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Indenture Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without (i) rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or (ii) with respect to any Foreign Subsidiary, violating applicable law.

            Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03    Successors and Assigns.

            This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04    No Waiver.

            Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05    Modification.

            No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06    Release of Subsidiary Guarantor.

            Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released and relieved from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE 11

MISCELLANEOUS

Section 11.01    Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02    Notices.

            Any notice or communication shall be in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next-day delivery addressed as follows:.

If to the Company, Parent or any Subsidiary Guarantor:

Superior Energy Services, Inc. 1105 Peters Road Harvey, Louisiana 70058 Attention: Robert S. Taylor

If to the Trustee:

The Bank of New York 101 Barclay Street Floor 21 West New York, New York, 10286 Attention: Corporate Trust Administration Facsimile: (212) 815-5915

            The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Holder shall be in writing and mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to the Holders' address shown on the registration book of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be so mailed to any person described in TIA § 313, to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Paying Agent and the Registrar at the same time.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 11.03    Communication by Holders of Notes with Other Holders of Notes.

            Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

            (a)    an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05    Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

            (a)    a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c)    a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d)    a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with.

Section 11.06    Rules by Trustee, Paying Agent and Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07    No personal Liability of Directors, Officers, Employees and Stockholders.

            No director, officer, manager, employee, incorporator, organizer, stockholder or member of the Company, Parent or any Subsidiary Guarantor, by virtue of such office, status or capacity, will have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Notes, the Parent Guaranty, any Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. For the avoidance of doubt, the foregoing does not diminish the Parent's obligations under the Parent Guaranty. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Section 11.08    Governing Law.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Parent or its Subsidiaries or of any other person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10    Successors.

            All agreements of the Company and the Parent in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11    Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12    Multiple Originals.

            The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture

Section 11.13    Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions hereof.

[Signatures in following page]

SIGNATURES Dated as of May 2, 2001
The Bank of New York as Trustee
By _______________________________ Name: Title:

SESI, L.L.C. By: Superior Energy Services, Inc., as sole member

By _______________________________ Name: Title:

Superior Energy Services, Inc.
By _______________________________ Name: Title:

"SUBSIDIARY GUARANTORS"

Hydro-Dynamics Oilfield Contractors, Inc.
By _______________________________ Name: Title:

SE Finance LP By: SEGEN LLC, as general partner

By _______________________________ Name: Title:

1105 Peters Road, L.L.C.
Ace Rental Tools, L.L.C.
Nautilus Pipe & Tool Rental, L.L.C.
Connection Technology, L.L.C.
Drilling Logistics, L.L.C.
Environmental Treatment Investments, L.L.C.
F&F Wireline Service, L.L.C.
Fastorq, L.L.C.
H.B. Rentals, L.C.
International Snubbing Services, L.L.C.
Non-Magnetic Rental Tools, L.L.C.
Oil Stop, L.L.C.
Production Management Industries, L.L.C.
Stabil Drill Specialties, L.L.C.
Sub-Surface Tools, L.L.C.
Superior Energy Services, L.L.C.
SELIM, LLC
Tong Rentals and Supply Co., LLC
SEGEN LLC

By _______________________________ Name: Title:

EXHIBIT A

(Face of Note)

8⅞% Senior Notes due May 15, 2011

CUSIP ______________
No. 144A-1	$____________

SESI, L.L.C.

promises to pay to Cede & Co. or registered assigns, the principal sum set forth in the Schedule of Increases and Decreases attached to this Security on May 15, 2011.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2001.

Record Dates:  May 1 and November 1.

SESI, L.L.C. By: Superior Energy Services, Inc., as sole member

By _______________________________ Name: Title:

By _______________________________ Name: Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture

THE BANK OF NEW YORK

as Trustee

By _______________________________
Authorized Signatory
Dated: May 2, 2001

(Back of Note)

8⅞% Senior Notes due May 15, 2011

            [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

            THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO CERTAIN INSTITUTIONAL ACCREDITED INVESTORS WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2) OR (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1.     INTEREST.  SESI, L.L.C, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at 8⅞% per annum until maturity and shall pay additional interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below (the "Liquidated Damages").  The Company shall pay interest and Liquidated Damages, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 2, 2001; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2.     METHOD OF PAYMENT.  The Company shall pay principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to the persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date, even if such Notes are cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3.     PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act in any such capacity.

            4.     INDENTURE. The Company issued the Notes under an Indenture dated as of May 2, 2001 ("Indenture") between the Company, Superior Energy Services, Inc., the Subsidiary Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            5.    OPTIONAL REDEMPTION.

            Except as set forth in the second succeeding paragraph, the Notes may not be redeemed prior to May  15, 2006.

            On and after May 15, 2006, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 15 in the years indicated below:

Period	Redemption Price

2006	104.438%
2007	102.958%
2008	101.479%
2009 and thereafter	100.000%

            In addition, at any time prior to May 15, 2004, the Company may redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), with the net cash proceeds from one or more Public Equity Offerings; provided that

            (1)     at least 65% of such aggregate principal amount of Notes (which includes issued Additional Notes, if any) originally issued remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

            (2)     each such redemption occurs within 90 days after the date of the related Public Equity Offering.

            6.     MANDATORY REDEMPTION.

            The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under the circumstances described in paragraph 7 below, the Company may be required to offer to purchase the Notes.

            7.     REPURCHASE AT OPTION OF HOLDER.

            (a)    Upon of a Change of Control, each Holder shall have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Holder's Notes at a repurchase price equal to 101% of the principal amount of Notes to be repurchased plus accrued interest to the date fixed for repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related payment date) as provided in, and subject to the terms of, the Indenture.

            (b)    If the Parent, the Company or a Restricted Subsidiary consummates any Asset Dispositions, when the aggregate amount of Net Available Cash from all Asset Dispositions which are not applied in accordance with Section 4.01(a) of the Indenture exceeds $10.0 million, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of such Net Available Cash. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Net Available Cash allotted to their purchase, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.

            8.     NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

            9.     DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

            10.     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11.    UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

            12.     DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

            13.     AMENDMENT, WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to release a Subsidiary Guaranty when permitted by the Indenture, or to make any change that does not adversely affect the rights of any Holder.

            14.     DEFAULTS AND REMEDIES.  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 on the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company, the Parent and certain Subsidiaries, as the case may be, to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, the Parent and certain Subsidiaries, as the case may be, if the amount accelerated (or so unpaid) exceeds $5.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, Parent and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5.0 million; and (vii) certain events with respect to the guarantees of the Notes by the Parent and certain Restricted Subsidiaries of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately, subject to certain conditions. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

            15.     TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            16.     NO RECOURSE AGAINST OTHERS.  No director, officer, manager, employee, incorporator, organizer, stockholder or member of the Company, Parent or any Subsidiary Guarantor, by virtue of such office, status or capacity, will have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Notes, the Parent Guaranty, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. For the avoidance of doubt, the foregoing does not diminish the Parent's obligations under the Parent Guaranty. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

            17.     AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            18.     ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            19.     ADDITION RIGHTS AND AGREEMENTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 27, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement"). Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

            20.     CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            21.     GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
Attention: Robert S. Taylor

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's social security or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

_________________________________________________________________

Date:

Your Signature:______________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:__________________

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.17 of the Indenture, check the box below:

_____ Section 4.10	_____ Section 4.17

              If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $________

Date:____________________

Your Signature:______________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:__________________
Tax Identification No:_________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The initial principal amount of this Global Note is Two Hundred Million Dollars ($200,000,000). The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, resulting in increases or decreases of the principal amount of this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

SESI, L.L.C.

___________________________________

___________________________________

The Bank of New York

___________________________________

New York, New York _________________

Re: 8⅞% Senior Notes due May 15, 2011 of SESI, L.L.C.

            Reference is hereby made to the Indenture, dated as of May 2, 2001 (the "Indenture"), between SESI, L.L.C., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

A. [CHECK ALL THAT APPLY]

1.        ___  Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2.        ___  Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.        ___  Check and complete if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)     such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

5.        ___  Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

        (a)        ___  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b)        ___  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                     ___  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

___________________________________ [Insert Name of Transferor]
By:_________________________________ Name: Title:
Dated:_______,____

ANNEX A TO CERTIFICATE OF TRANSFER

1.        The Transferor owns and proposes to transfer the following:

[CHECK ONE]

                (a)     ___    a beneficial interest in the:

                         (i)     ___    144A Global Note (CUSIP ), or

                        (ii)     ___    Regulation S Global Note (CUSIP ), or

                (b)     ___    a Restricted Definitive Note.

2.         After the Transfer the Transferee shall hold:

[CHECK ONE]

                (a)     ___    a beneficial interest in the:

                        (i)     ___    144A Global Note (CUSIP ), or

                        (ii)     ___    Regulation S Global Note (CUSIP ), or

                        (iii)    ___    Unrestricted Global Note (CUSIP ); or

                (b)     ___    a Restricted Definitive Note; or

                          ___    an Unrestricted Definitive Note,

                          in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

SESI, L.L.C.

___________________________________

___________________________________

The Bank of New York

___________________________________

New York, New York _________________

Re: 8⅞% Senior Notes due May 15, 2011 of SESI, L.L.C.

(CUSIP______________)

            Reference is hereby made to the Indenture, dated as of May 2, 2001 (the "Indenture"), between SESI, L.L.C, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

    (a)        ___  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (b)        ___  Check if Exchange is from beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (c)        ___  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (d)        ___  Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

    (a)        ___  Check if Exchange is from beneficial interest in a Restricted Global Note to a Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

    (b)        ___  Check if Exchange is from a Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

            ___  144A Global Note,

            ___  Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

    This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:_________________________________ Name: Title:
Dated:_______,____

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SESI, L.L.C.

___________________________________

___________________________________

The Bank of New York

___________________________________

New York, New York _________________

Re: 8⅞% Senior Notes due May 15, 2011 of SESI, L.L.C.

            Reference is hereby made to the Indenture, dated as of May 2, 2001 (the "Indenture"), by and between SESI, L.L.C. as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

                (a)    ___    a beneficial interest in a Global Note, or

                (b)    ___    a Definitive Note,

                we confirm that:

            1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

            2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from the Company in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by the Company will bear a legend to the foregoing effect.

            4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5.     We are acquiring the Notes or beneficial interest therein purchased by the Company for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:_________________________________ Name: Title:
Dated:_______,____